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                                     EXHIBIT 23.1

                          Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Western Staff Services, Inc. of our report dated December 31, 1997, appearing on page F-1 of Western Staff Services, Inc.'s Annual Report on Form 10-K for the year ended November 1, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

San Francisco, California
June 1, 1998